UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 16, 2004

Fiserv, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of principal executive offices, including zip code)

(262) 879-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On December 16, 2004, Fiserv, Inc. (“Fiserv”) entered into a Stock Purchase Agreement (the “Agreement”) among Fiserv, Inc., Fiserv Clearing, Inc. and National Financial Services LLC (“National Financial”) pursuant to which National Financial will acquire all of the outstanding shares of BHC Investments, Inc., a subsidiary of Fiserv (“BHC”), for approximately $349 million in cash payable at closing, subject to certain post-closing adjustments, plus a contingent payment of up to $15 million to be paid after the first anniversary of the closing date based on achievement of specific revenue targets. Consummation of the transaction is subject to customary conditions to closing, including receipt of regulatory approvals. The Agreement provides that Fiserv will be required to retain certain liabilities of BHC, including, among others, those relating to the previously announced Securities and Exchange Commission investigation of Fiserv Securities, Inc. The transaction is expected to be completed in the first quarter of 2005.

        A copy of the press release announcing the entry into the Agreement is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(99)	Press Release of Fiserv, Inc., dated December 16, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.
Date: December 17, 2004	By: /s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K
Dated December 16, 2004

Exhibit
Number

(99)	Press Release of Fiserv, Inc., dated December 16, 2004.

3